                                                                    Exhibit 99.3


FOR IMMEDIATE RELEASE

                      REMEC, Inc. Announcement

SAN DIEGO, CA -- April 20, 1999 -- REMEC, Inc. (Nasdaq: REMC) announced that it and certain of its officers and directors, and the investment bankers who served as co-lead underwriters of REMEC's February, 1998 secondary offering, were sued by the law firm of Milberg Weiss Bershad Hynes & Lerach LLP and two of its co-counsel, in the United States District Court for the Southern District of California on April 19,1999, as counsel for a Charles Vezzetti himself and all others similarly situated, alleging violations of the Securities Exchange Act of 1934 between December 1, 1997 and June 12, 1998.

Ronald E. Ragland, REMEC's Chairman and Chief Executive Officer stated,
"This lawsuit is totally without merit and REMEC and the other defendants will mount a vigorous defense."

REMEC is a leader in the design and manufacture of microwave multi-function modules for microwave transmissions systems used in defense applications and the commercial wireless telecommunications market.

Certain statements in this press release may constitute "forward-looking statements" which are subject to known and unknown risks and uncertainties including, among other things, certain economic conditions, competition, development factors and operating costs that may cause the actual results to differ materially from results implied by such forward-looking statements.

CONTACT:  Michael McDonald of REMEC, Inc., 619 560-1301


                                       #  # #